As filed with the U.S. Securities and Exchange Commission on September 1, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Webull Corporation

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Webull Corporation

200 Carillon Parkway

St. Petersburg, Florida 33716

(917) 725-2448

(Address and telephone number of Registrant’s principal executive offices)

Webull Holdings (US) Inc.

200 Carillon Parkway

St. Petersburg, Florida 33716

(917) 725-2448

(Name, address, and telephone number of agent for service)

Copies to:

Christian O. Nagler, P.C. Mathieu Kohmann Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Benjamin James, Esq. General Counsel Webull Corporation 200 Carillon Parkway St. Petersburg, Florida 33716 (917) 725-2448

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Shareholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Shareholder is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to Completion, Dated September 1, 2026

PRELIMINARY PROSPECTUS

Webull Corporation

Up to 12,292,419 Webull Class A Ordinary Shares

offered by the Selling Shareholder

This prospectus relates to the resale from time to time by Country Group Holdings Public Company Limited, a public limited company incorporated under the laws of Thailand (such entity, including the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of Country Group Holdings Public Company Limited’s interest in the Webull Class A Ordinary Shares (as defined herein) other than through a public sale, the “Selling Shareholder” or “CGH”), as the Selling Shareholder named in this prospectus, of up to (i) 7,091,780 Webull Class A Ordinary Shares issued to the Selling Shareholder as a portion of the transaction consideration at the closing on August 31, 2026 (the “Closing”) of the Pi Acquisition (as defined herein) (the “Consideration Shares”) at a deemed per share price of $8.4605 per share, which is the volume-weighted average price of Webull Class A Ordinary Shares over the last 25 trading days immediately preceding the Closing (the “Conversion Price”), (ii) 2,363,927 Webull Class A Ordinary Shares issued to the Selling Shareholder at a deemed per share price equal to the Conversion Price and which may be released from escrow to the Selling Shareholder under the post-Closing transaction consideration adjustments and price protection provisions of the Purchase Agreement (as defined herein) (the “Escrow Shares”), and (iii) 2,836,712 additional Webull Class A Ordinary Shares (the “Adjustment Shares”) that may be issued to the Selling Shareholder after the Closing pursuant to the Purchase Agreement’s post-Closing aggregate transaction consideration adjustments and price protection provisions, which number was calculated by dividing the maximum $24,000,000 issuance and adjustment cap under the Purchase Agreement by the Conversion Price for purposes of determining the number of Adjustment Shares covered by this prospectus. The number of Adjustment Shares actually issuable will be determined, as applicable, by reference to the Conversion Price or the volume-weighted average price of Webull Class A Ordinary Shares over the seven trading days immediately preceding the business day immediately prior to the Final Settlement Date (as defined herein) (the “Reference Price”), subject in each case that no more than 2,836,712 Adjustment Shares can be issued and any adjustment exceeding such issuance cap shall be satisfied by the Company in cash. Pursuant to the terms of the Purchase Agreement, the maximum number of Adjustment Shares may not be issued, and unsold Consideration Shares or Escrow Shares may have to be returned or forfeited by the Selling Shareholder to us for no consideration based on the Purchase Agreement’s transaction consideration adjustments and price protection provisions, which provide, among others, that (i) all transaction consideration adjustments are conclusively assessed during and after an initial 45-day period after Closing (which may be extended by an additional 15 days if the registration statement of which this prospectus forms a part is not declared effective within two weeks following the Closing) (such period of time, the “Initial Disposal Period”) and in any case on the final settlement date, which shall be two months following the Closing (the “Final Settlement Date”), and (ii) Webull may elect in its sole discretion, based on its cash management considerations, to satisfy certain post-Closing transaction consideration adjustments due to the Selling Shareholder in cash and not in shares.

This prospectus also covers any additional shares that may become issuable by reason of share splits, share dividends, or similar transactions.

We are registering the resale of the Webull Class A Ordinary Shares covered by this prospectus pursuant to a requirement under the Purchase Agreement. While we do not know when or in what amount the Selling Shareholder may sell its Webull Class A Ordinary Shares hereunder following the effective date of the registration statement of which this prospectus forms a part, the Purchase Agreement provides that any sales on a given day by the Selling Shareholder shall be in an amount not exceeding 20% of the total daily trading volume of our Webull Class A Ordinary Shares. Further, as described above, the maximum number of Adjustment Shares may not be issued, and unsold Consideration Shares or Escrow Shares may have to be returned or forfeited by the Selling Shareholder to us for no consideration based on the Purchase Agreement’s transaction consideration adjustments and price protection provisions as well as Webull’s election, in its full discretion based on its cash management considerations, to satisfy certain post-Closing transaction consideration adjustments due to the Selling Shareholder in cash and not in shares.

Despite a potential decline in the public trading price of our securities, the Selling Shareholder may still experience a positive rate of return on its securities and may have an incentive to sell due to the differences in the deemed price of the Webull Class A Ordinary Shares issued to the Selling Shareholder described above and the public trading price of our securities. Our other securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. For instance, based on the $9.48 closing price of the Webull Class A Ordinary Shares on August 31, 2026, upon the sale of the Webull Class A Ordinary Shares issued to the Selling Shareholder at the deemed Conversion Price, the Selling Shareholder may experience a potential profit of approximately $1.02 per Webull Class A Ordinary Share it holds.

Except as described herein, the Selling Shareholder may offer any, all or none of the securities described in the foregoing for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Shareholder to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Shareholder may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law, as described in more detail in the section entitled “Plan of Distribution” herein. We are also registering the resale of these securities by the Selling Shareholder, or its donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. Further, in connection with any sales of securities offered hereunder, any underwriters, agents, brokers or dealers participating in such sales may also be deemed to be “underwriters” within the meaning of the Securities Act.

We will not receive any proceeds from the sale of the securities by the Selling Shareholder.

We will pay certain expenses associated with the registration of the resale of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.” We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, any amendments or supplements and the information incorporated by reference herein carefully before you make your investment decision.

The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BULL” and “BULLW”, respectively. On August 31, 2026, the last reported prices of the Webull Class A Ordinary Shares and Webull Warrants, as reported on the Nasdaq, were $9.48 and $3.37, respectively.

As of the date of this prospectus, Webull had (i) 456,625,880 Webull Class A Ordinary Shares and 83,859,005 Webull Class B Ordinary Shares issued and outstanding, and (ii) 9,675,384 Webull Warrants issued and outstanding. Webull also has 35,474,359 Webull Class A Ordinary Shares reserved for issuance pursuant to its Global Plans (as defined herein) and its ESPP (as defined herein). The Webull Class A Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Shareholder represent approximately 2.7% of the Webull Class A Ordinary Shares issued and outstanding as of the date of this prospectus. For more information on resales of securities not covered by this prospectus or different resale options that the Selling Shareholder named herein may have, also see the section entitled “Securities Eligible for Future Sale.”

Moreover, Webull qualifies as a “controlled company” as defined under the corporate governance rules of the Nasdaq, because our founder, Mr. Anquan Wang, beneficially owns 16.2% of the outstanding Webull Ordinary Shares (including all of our issued and outstanding Webull Class B Ordinary Shares), representing 79.0% of Webull’s total voting power, as of the date of this prospectus. Such percentages include Mr. Anquan Wang’s beneficial ownership over 2,291,494 Webull Class A Ordinary Shares held of record by Webull Partners Limited (our share-award platform entity for certain of our employees, officers and directors) and 10,183,773 Webull Class A Ordinary Shares over which Mr. Anquan Wang may exercise voting rights, subject to the satisfaction of certain conditions under the Proxy Agreement (as defined in our 2025 Annual Report (as defined below)) as of June 30, 2026. For so long as Webull remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules. As a foreign private issuer and a “controlled company,” Webull is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). Webull has decided to rely on all of the foregoing exemptions available to foreign private issuers and “controlled companies.” Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced. Webull may rely on additional exemptions available to foreign private issuers in the future.

Webull is an “emerging growth company” under applicable U.S. federal securities laws and, as further described in this prospectus, Webull has elected to take advantage of the benefits of an extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, Webull’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus, including the risk factors that may be updated or incorporated by reference into this prospectus from time to time. For more information, see “Incorporation by Reference.” Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Shareholder may sell their securities as described in this prospectus, from time to time, in one or more offerings, as described in more detail herein. To the extent permitted by law, we may also file or authorize one or more prospectus supplements and/or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement and/or free writing prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses) together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

Neither we nor the Selling Shareholder have authorized anyone to provide any information or to make any representations other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the Selling Shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Shareholder have not authorized any other person to provide you with different or additional information. Neither we nor the Selling Shareholder is making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained or incorporated by reference in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus and information incorporated by reference herein may supersede and replace information contained herein. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the Selling Shareholder have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities covered by this prospectus and the distribution of this prospectus outside the United States.

Our Company is incorporated in the Cayman Islands, and we are a “foreign private issuer” under the rules of the SEC. As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal or state securities laws of the United States. We have been advised by our legal counsel in the Cayman Islands that it is uncertain as to whether the courts in the Cayman Islands would entertain original actions based on U.S. federal or state securities laws or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. See “Enforcement of Civil Liabilities under U.S. Securities Laws” for additional information.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements

We maintain our books and records in U.S. Dollar and prepare our consolidated financial statements in accordance with the accounting principles generally accepted in the United States (“US GAAP”).

Webull Corporation’s audited consolidated financial statements were prepared in accordance with U.S. GAAP and have been audited by KPMG LLP, as stated in their report incorporated by reference in this prospectus.

Our fiscal year ends December 31.

For more information on our financial statements and a discussion thereof, see “Incorporation by Reference.”

Basis of Consolidation

Our consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Rounding

We have made rounding adjustments to some of the figures included or incorporated by reference in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. With respect to financial information set out in this prospectus, a dash (“—”) signifies that the relevant figure is not available or not applicable, while a zero (“0.0”) signifies that the relevant figure is available but is or has been rounded to zero.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained or incorporated by reference in this prospectus regarding Webull’s industry and the regions in which it operates, including Webull’s general expectations and market position, market size, market opportunity, market share and other management estimates, is based on information obtained from industry publications and reports and forecasts provided to Webull by third-party sources. In some cases, Webull does not expressly refer to the sources from which this information is derived. This information is subject to significant uncertainties and limitations and is based on assumptions and estimates that may prove to be inaccurate. Neither we nor the Selling Shareholder can guarantee the accuracy or completeness of any such information contained in this prospectus. You are therefore cautioned not to give undue weight to this information.

Webull has not independently verified the accuracy or completeness of any such information. Similarly, internal surveys, industry forecasts and market research, which Webull believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While Webull believes that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of Webull’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk factors” and “Cautionary Note Regarding Forward-Looking Statements”.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, trade names or service marks that we use in connection with our business, including, among others, “Webull” and our other registered and common law trade names, trademarks and service marks, including our corporate logo. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the TM and ® symbols, but we will assert, to the fullest extent under applicable law, rights to such trademarks, service marks and trade names.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or in the information incorporated by reference herein or the context otherwise requires, references to:

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

“Code” means the Internal Revenue Code of 1986, as amended;

“Company” means Webull Corporation, a Cayman Islands exempted company.

“customer(s)” means registered users who have opened a brokerage account through any of our licensed broker-dealers;

“funded account” means a Webull brokerage account into which the customer has made an initial deposit or money transfer, of any amount, whose account balance (which is measured as the fair value of assets in the customer’s account less the amount due from the customer) has not dropped to or below zero dollars for 45 consecutive calendar days as of the record date;

“Nasdaq” means the Nasdaq Stock Market LLC;

“quarterly churn rate” means the ratio of (i) churned accounts during the current quarter to (ii) the sum of total funded accounts at the end of the preceding quarter and new funded accounts acquired during the current quarter;

“quarterly retention rate” means one minus the quarterly churn rate;

“registered users” means those users who have registered on our platform but not necessarily have opened a brokerage account with one of our licensed broker-dealers;

“SEC” means the U.S. Securities and Exchange Commission;

“SKGR” means SK Growth Opportunities Corporation, formerly a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

“SKGR Class A Ordinary Shares” means the Class A ordinary shares of SKGR, par value $0.0001 per share;

“SKGR Class B Ordinary Shares” means the Class B ordinary shares of SKGR, par value $0.0001 per share;

“SKGR IPO” means the initial public offering of SKGR that was consummated on June 23, 2022;

“SKGR Private Warrants” means the non-redeemable warrants sold to Auxo Capital Managers LLC, a Delaware limited liability company established for the purpose of forming and managing SKGR, and its permitted transferees (“Auxo”), in the private placement consummated concurrently with the SKGR IPO, each entitling Auxo to purchase one SKGR Class A Ordinary Share on a cashless basis or at an exercise price of $11.50 per share, subject to adjustment;

“SKGR Public Warrants” means the redeemable warrants issued in the SKGR IPO, each entitling its holder to purchase one SKGR Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment;

“SKGR Shareholders” means the holders of the ordinary shares of SKGR, par value $0.0001 per share, consisting of SKGR Class A Ordinary Shares and SKGR Class B Ordinary Shares;

“Webull” means Webull Corporation, a Cayman Islands exempted company;

“Webull Articles” means the fifth amended and restated memorandum and articles of association of Webull, which was adopted and became effective on April 10, 2025;

“Webull Class A Ordinary Shares” means the Class A ordinary shares of Webull, par value US$0.00001 per share, each entitling the holder thereof to one vote;

“Webull Class B Ordinary Shares” means the Class B ordinary shares of Webull, par value US$0.00001 per share, each entitling the holder thereof to 20 votes;

“Webull Incentive Warrants” means, collectively, each redeemable warrant to purchase one Webull Class A Ordinary Share pursuant to the terms of the Incentive Warrant Agreement and the outstanding of which were redeemed on June 30, 2025 pursuant to the terms of the Incentive Warrant Agreement;

“Webull Ordinary Shares” means ordinary shares of Webull, par value US$0.00001 per share, consisting of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares;

“Webull Private Warrants” means the warrants into which the SKGR Private Warrants converted at the effective time of the First Merger (as defined herein) and which were otherwise identical to the Webull Public Warrants, except that, as long as they were held by Auxo, they were non-redeemable and were exercisable to purchase Webull Class A Ordinary Shares on a cashless basis;

“Webull Public Warrants” means the redeemable warrants into which the SKGR Public Warrants converted at the effective time of the First Merger (as defined herein), each entitling its holder to purchase one Webull Class A Ordinary Share at a price of US$11.50 per share, subject to adjustment, and any Webull Private Warrants that became Webull Public Warrants because they ceased to be held by Auxo or its permitted transferees;

“Webull Securities” means collectively, the Webull Ordinary Shares, the Webull Private Warrants, the Webull Public Warrants and the Webull Incentive Warrants, as the context may require; and

“Webull Warrants” means, collectively, the Webull Private Warrants and the Webull Public Warrants.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipates,” “believes,” “continues,” “could,” “estimates,” “forecasts,” “intends,” “expects,” “may,” “plans,” “predicts,” “projects,” “proposes,” “seeks,” “should,” “targets” or “will” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts.

Such forward-looking statements are based on available current market information and the current expectations of Webull including beliefs and forecasts concerning future developments and the potential effects of such developments on the Company. Factors that may impact such forward-looking statements include:

●	the ability of the Company to grow and manage growth profitably, maintain relationships and deepen engagement with users, customers and suppliers, and retain its management and key employees;

●	the reliance of key functions of the Company’s business on third-parties and the risk that the Company’s platform and systems rely on software and applications that are highly technical and may contain undetected errors that could result in unexpected network interruptions, failures, security breaches, or computer virus attacks;

●	the risks associated with the Company’s global operations and continued global expansion, including, but not limited to, the risks related to complex or constantly evolving political or regulatory environments that may result in substantial costs or require adverse changes to the Company’s business practices;

●	the Company’s estimates of expenses, costs, profitability or of other operational and financial metrics as well as the Company’s expectations regarding demand for and market acceptance of its products and services;

●	the Company’s reliance on trading related income, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices;

●	the Company’s exposure to fluctuations in interest rates, rapidly changing interest rate environments, volatile prices of securities and digital assets and their respective trading volumes;

●	the Company’s reliance on a limited number of market makers and liquidity providers to generate a large portion of its revenues, and the negative impact of the loss of any of those market makers or liquidity providers;

●	the effects of competition in the Company’s industry and the Company’s need to constantly innovate and invest in new markets, products, technologies or services to retain, attract and deepen engagement with users;

●	changes in international trade policies and trade disputes that could result in tariffs, taxes or other protectionist measures adversely affecting our business;

●	risks related to general political, economic and business conditions globally and in jurisdictions where the Company operates;

●	risk of further actions taken by various government bodies in the United States that have made the Company the subject of inquiries and investigations relating to concerns about our connections to China;

●	the risk that the failure to protect customer data and privacy or to prevent security breaches relating to the Company’s platform could result in economic loss, damage to its reputation, deter customers from using its products and services, and expose it to legal penalties and liability;

●	the risks associated with incorporating artificial intelligence (“AI”) technologies into certain of our products and processes, including potential regulatory, operational, reputational, or compliance challenges;

●	risks related to the Company’s need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures as well as to maintain capital levels required by regulators and self-regulatory organizations;

●	the ability to meet, or continue to meet, stock exchange listing standards;

●	the possibility of adverse developments in pending or new litigation and regulatory investigations;

●	risks related to the Company’s securities and its status as a foreign private issuer and the fact that the information the Company is required to file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”) may be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers;

●	risks related to the resale of the Webull Class A Ordinary Shares registered on the registration statement of which this prospectus forms a part or the issuance, offer or resale of our securities registered on our other resale registration statements, such as dilution, increased volatility, or significant declines, in the price of our securities based on increased trading activity and the perception that sales of our securities may occur;

●	risks relating to our offering of event contracts or prediction market products in the United States, including potential changes in regulatory interpretations or enforcement priorities;

●	the volatility of cryptocurrency prices and trading volumes;

●	risks related to significant disruptions in the cryptocurrency market that negatively impacts user engagement with cryptocurrency trading on our platform;

●	political, regulatory or economic changes that affect cryptocurrencies, including changes in the governance of a cryptocurrency; and

●	the other risks and uncertainties discussed herein under “Risk Factors” or incorporated by reference in this prospectus.

There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Undue reliance should not be placed upon any forward-looking statements made by the Company and any forward-looking statements made involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described above or incorporated by reference in this prospectus, including under the section entitled “Risk Factors.” Reported results should not be considered an indication of future performance. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the information incorporated by reference therein carefully, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Incorporation by Reference,” before deciding to invest in our securities. More information incorporated by reference herein, including about our business, directors and officers, material agreements, related party transactions, management’s explanation of factors that have materially affected Webull’s financial condition and results of operation for the historical periods covered by the Webull consolidated financial statements incorporated by reference into this prospectus, and our principal shareholders, can be found in our Annual Reports on Form 20-F and other filings we make with the SEC from time to time, as described under “Incorporation by Reference” and “Where you can Find More Information.”

Who We Are

Webull is a leading digital investment platform built upon a next-generation global infrastructure. We strive to be the platform of choice for a new generation of investors by building an efficient, low-cost, and easy-to-use global investment platform. We distinguish ourselves from other investment service providers by offering a mobile-first user experience, a broad range of investment products and extensive functionality constructed to help our customers build wealth over time. We arm each customer with the tools to become what we refer to as an informed investor — an investor who understands the market and has the confidence to succeed. The Webull platform originally provided users free access to market data and analytical tools, but expanded to offer financial products when we launched brokerage services in the United States in May 2018. Since then, we have expanded to offer services in 18 markets across North America, Asia Pacific, Europe, Africa, and Latin America, and today, the Webull App has been downloaded more than 60 million times and has over 28 million registered users globally.

Our goal is to make the tools, products, data, and analytics that have historically been accessible only to professional investors available to the retail investing community, and to deliver those tools through the retail investors’ preferred medium of trading — mobile. We built our platform to target the retail investor customer base. Legacy providers, despite having invested significantly in their technology, offer limited mobile functionality and are better suited for investors that prefer trading behind a computer. Digitally-native online investment platforms, meanwhile, provide a simplified mobile-based user experience but may not have the product depth or analytical tools to support informed investing.

Webull’s platform solves these pain points. We believe all investors, not just professional investors that can afford to pay for expensive subscriptions, should have access to advanced, real-time market data and news. We also recognize that investing decisions are based on insights and not information alone, so we provide tools to help users translate observations into actionable trade ideas. We also provide an open digital community fostering learning and the sharing of ideas, creating a virtual trading floor experience. Finally, we know today’s informed investors are not always trading from behind a desk, so we have enhanced the experience with a digital platform that fits elegantly on a mobile device, where customers can expertly research ideas, analyze data, execute trades and monitor their portfolios — the same as professional investors.

We believe Webull represents the future of retail investing and that we have differentiated ourselves from other offerings in the market. Our platform today is a venue where experienced and novice investors alike can develop the confidence and access the tools to grow their personal wealth. We offer the following features:

●	Mobile-First Interface and Competitive Pricing: We offer our brokerage services with competitive pricing in every market where we operate, including zero-commission trading on U.S. equities and options for United States clients and low trading commissions in markets outside the United States, via an intuitive mobile-first interface.

●	Product Depth: We provide a full suite of products tailored to the needs and preferences of both self-directed and passive investors, and have scaled our infrastructure to support additional customer segments. We support multiple asset classes, including digital assets, extended trading sessions, and global market access. We have also developed wealth management offerings such as cash management, robo-advisor, and managed retirement accounts, for those customers who prefer a more passive investment approach, and scaled our platform and service capabilities to broaden their application beyond retail investors, including through B2B business opportunities.

●	AI-Powered Capabilities: We integrate artificial intelligence (“AI”) across our platform to enhance both operational efficiency and the customer experience. Our AI-powered products, including Vega, which delivers contextual market insights, analytics, and alerts, complement our in-depth market data and product suite. We also leverage AI to support intelligent news aggregation, personalization features, customer assistance, and fraud detection, helping users navigate markets more effectively while strengthening our risk management infrastructure.

●	In-Depth Data and Analytic Tools: We provide wide-ranging, in-depth market data and advanced analytical tools that allow users to make informed investing decisions.

●	Connected Webull Community: Through our online Webull Community, we provide our users with a real-time direct connection to other investors, companies, and opinion leaders to facilitate learning, investing, and sharing.

●	Multi-Platform Interoperability: Webull offers seamless interoperability to clients investing via mobile, web-based, and desktop devices. Our platform allows users to consolidate watchlists, conduct analyses, place orders, and manage positions across devices using the same Webull account.

Our customers are generally working professionals in their 30’s with some prior experience in investing. As of December 31, 2025, 35% of our customers had “good” or “extensive” investing experience, and 33% had “limited” experience, as self-reported by customers with funded accounts. Regardless of experience, we allow anyone to create a free account on Webull and access the information and analytical tools that will help them develop their investing abilities and grow their wealth. Our customers are loyal, as demonstrated by a 97% quarterly retention rate in the fourth quarter of 2025. We think of our customers as long-term partners because our success depends on theirs.

We launched our broker-dealer services in the United States in May 2018. We chose the United States as a launching point because of the depth and complexity of its capital markets and the magnitude of its opportunity. The United States also allows us to anchor our “global but localized” value proposition given the connectivity of the markets. Within approximately two and a half years of launch, we grew to over one million funded accounts and $100 billion in cumulative trading volume. We subsequently expanded into a number of global markets across North America, Asia Pacific, Europe, Africa, and Latin America through our global network of licensed brokerages, and we continue to expand our presence in these regions. We currently hold 35 broker-dealer licenses, approvals and/or registrations, and are in the process of securing additional licenses.

We principally generate revenue from our brokerage business in the United States through an industry-standard process called payment for order flow, or PFOF, whereby a brokerage firm receives payments for directing orders to different wholesale market makers and exchange partners for trade execution, rather than from brokerage commissions charged to customers. In markets outside of the United States, we typically charge commissions directly to our retail customers.

For more information on our business, our strength and strategies, our corporate structure, recent financial results, our directors and executive officers, material contracts, share ownership, related party transactions, please see our Annual Report on Form 20-F for the fiscal year ended 2025, filed with the SEC on April 9, 2026 (the “2025 Annual Report”), from which we incorporate by reference into this prospectus.

Recent Development

●	On April 1, 2026, Webull delivered a notice of termination to YA II PN, Ltd. (“Yorkville”) to terminate the standby equity purchase agreement (the “SEPA”) it entered into with Yorkville on July 1, 2025, which allowed Webull to issue up to $1.0 billion in Webull Class A Ordinary Shares. The termination became effective on April 6, 2026. Prior to termination, Webull sold an aggregate of 11,500,000 Webull Class A Ordinary Shares under the SEPA for total proceeds of $173.2 million. Webull has not issued any shares pursuant to the SEPA since September 2025.

●	On April 21, 2026, Webull announced that its board of directors authorized a share repurchase program, under which Webull may repurchase up to $100 million of Webull Class A Ordinary Shares during the coming 12 months. As of June 30, 2026, we repurchased 1,820,788 Webull Class A Ordinary Shares (the “Repurchased Shares”) from the market at an aggregate cost of $10,985,103 and subsequently retired the Repurchased Shares.

●

On June 29, 2026, Webull entered into a share sale and purchase agreement (the “Purchase Agreement”), by and among Webull, Webull Holdings (Singapore) Pte. Ltd., a wholly owned subsidiary of Webull, CGH, and Pi Securities Public Company Limited, pursuant to which Webull Holdings (Singapore) Pte. Ltd. agreed to purchase, and CGH agreed to sell, an aggregate of approximately 90.98% of the equity interest in Pi Securities Public Company Limited, a public limited company engaged in the brokerage business and established under the laws of Thailand (the “Pi Acquisition”). The Pi Acquisition closed on August 31, 2026. The total consideration was approximately US$90,000,000, subject to certain adjustments as described in the Purchase Agreement. The consideration under the Purchase Agreement consists of the following: (i) US$5,000,000 was paid in cash at the time of signing the Purchase Agreement; (ii) US$5,000,000 was paid in cash at the Closing; (iii) US$80,000,000 was paid through the issuance of the Consideration Shares and Escrow Shares at the Closing at a price per Webull Class A Ordinary Share equal to the Conversion Price; and (iv) to the extent applicable, the issuance of additional Adjustment Shares, the payment of cash, or a combination of both. For more information, also see “Plan of Distribution.”

In connection with the Pi Acquisition, Webull Holdings (Singapore) Pte. Ltd. separately acquired an additional approximately 8.38% equity interest in Pi Securities Public Company Limited from another shareholder pursuant to a separate share sale and purchase agreement for cash consideration of US$10,000,000. Together, the two transactions resulted in Webull Holdings (Singapore) Pte. Ltd. acquiring approximately 99.36% of Pi Securities Public Company Limited for aggregate consideration of approximately US$100,000,000. No securities were issued in connection with the separate acquisition, and the securities covered by this registration statement relate solely to the Pi Acquisition.

Corporate Information

The legal name of the Company is “Webull Corporation”. The Company was incorporated under the laws of the Cayman Islands on September 2, 2019. The address of the principal executive office of the Company is 200 Carillon Parkway, St. Petersburg, Florida 33716, and the telephone number of the Company is (917) 725-2448. Our registered offices are located at VISTRA (CAYMAN) LIMITED, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205 Cayman Islands. Our principal website is www.webullcorp.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

Webull is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Webull is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, an exemption from the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that our independent registered public accounting firm provide an attestation on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation. If some investors find Webull’s securities less attractive as a result, there may be a less active trading market for Webull’s securities and the prices of Webull’s securities may be more volatile.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, Webull has elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, Webull’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will cease to qualify as an “emerging growth company” as of December 31, 2026. Accordingly, our annual report on Form 20-F for the fiscal year ending December 31, 2026, including the audited consolidated financial statements included therein, will be the first annual report for which we will not be entitled to rely on the exemptions and reduced reporting requirements available to emerging growth companies, including the exemption from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Webull is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, Webull is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, Webull is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors under Cayman Islands law.

As a foreign private issuer, we report under the Exchange Act as a non-U.S. company with foreign private issuer status – this means that we are, among others, subject to reduced and less timely disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act relating to the liability of insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

In addition, we currently rely on certain foreign private issuer exemptions from Nasdaq listing standards, including an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A) and certain phase-in exemptions with respect to compliance with the audit committee requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

As a result of the foregoing, Webull’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. We have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal or state securities laws of the United States. We have been advised by our legal counsel in the Cayman Islands that it is uncertain as to whether the courts in the Cayman Islands would entertain original actions based on U.S. federal or state securities laws or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. See “Enforcement of Civil Liabilities under U.S. Securities Laws” for additional information.

Controlled Company

We are a “controlled company” and the interests of our controlling shareholder and founder of Webull, Mr. Anquan Wang, may conflict with ours or yours in the future. Mr. Anquan Wang beneficially owns 16.2% of the outstanding Webull Ordinary Shares (including all of our issued and outstanding Webull Class B Ordinary Shares), representing 79.0% of Webull’s total voting power as of the date of this prospectus. For so long as Webull remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules. As a foreign private issuer and a “controlled company,” Webull is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). Webull has decided to rely on all of the foregoing exemptions available to foreign private issuers and “controlled companies.” Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced. Webull may rely on additional exemptions available to foreign private issuers in the future.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference” in this prospectus, and our consolidated financial statements and notes to those consolidated financial statements.

Securities being registered for resale by the Selling Shareholder	Up to 12,292,419 Webull Class A Ordinary Shares, including Consideration Shares, Escrow Shares and Adjustment Shares. For more information, also see “Plan of Distribution.”

Offering prices for resales	The Selling Shareholder will determine when and how they will dispose of the securities registered for resale pursuant to the registration statement of which this prospectus forms a part. While we do not know when or in what amount the Selling Shareholder may sell its Webull Class A Ordinary Shares hereunder following the effective date of the registration statement of which this prospectus forms a part, the Purchase Agreement provides that any sales on a given day by the Selling Shareholder shall be in an amount not exceeding 20% of the total daily trading volume of our Webull Class A Ordinary Shares. Further, the maximum number of Adjustment Shares may not be issued, and unsold Consideration Shares or Escrow Shares may have to be returned or forfeited by the Selling Shareholder to us for no consideration based on the Purchase Agreement’s transaction consideration adjustments and price protection provisions as well as Webull’s election, in its full discretion based on its cash management considerations, to satisfy certain post-Closing transaction consideration adjustments due to the Selling Shareholder in cash and not in shares. For more information, also see “Plan of Distribution.”

Use of proceeds	All of the Webull Class A Ordinary Shares offered for resale by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own account, and we will not receive any proceeds from such resales. For more information, see “Use of Proceeds.”

Voting rights of Webull Ordinary Shares	Each outstanding Webull Class A Ordinary Share is entitled to one vote on all matters submitted to a vote of shareholders. Each outstanding Webull Class B Ordinary Share, all of which are held by our founder Anquan Wang, is entitled to twenty votes on all matters submitted to a vote of shareholders.

Market for our securities	The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on Nasdaq under the symbols “BULL” and “BULLW,” respectively.

Dividend policy	We have never declared or paid cash dividends on our Webull Ordinary Shares. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future decisions regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. For more information, also see “Incorporation by Reference.”

Risk factors	See the section entitled “Risk Factors” in this prospectus and the other information included in this prospectus or that may be incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

RISK FACTORS

Investing in securities described in this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including from our Annual Reports on Form 20-F under the heading “Item 3. Key Information — D. Risk Factors” in such Annual Reports on Form 20-F, any updates to those risk factors contained in our subsequently filed Reports on Form 6-K and incorporated by reference herein, and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated herein by reference. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. Our risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein and other information included under the headings “Item 5. Operating and Financial Review and Prospectus” in our Annual Reports on Form 20-F or included in our Reports on Form 6-K. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also carefully consider the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and read any information appearing or incorporated by reference in this prospectus in conjunction with such cautionary statements regarding our forward-looking statements.

USE OF PROCEEDS

This prospectus relates to Webull Class A Ordinary Shares that may be offered for resale from time to time by the Selling Shareholder. All of the Webull Class A Ordinary Shares offered for resale by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own account and we will not receive any proceeds from such resales. We will pay expenses associated with the registration of the Webull Class A Ordinary Shares covered by this prospectus, as described in the section entitled “Plan of Distribution.” While we will not receive any net proceeds from the secondary offerings by the Selling Shareholder and our total capitalization will not be impacted by the net proceeds received by the Selling Shareholder, our total capitalization will be impacted by the Webull Class A Ordinary Shares that we issue to the Selling Shareholder pursuant to the Purchase Agreement.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth Webull’s cash and cash equivalents, capitalization and indebtedness as of December 31, 2025. There have been no significant changes to the Company’s capitalization and indebtedness as presented below. The issuance of the Webull Class A Ordinary Shares to the Selling Shareholder, as described in this prospectus, the $5 million cash consideration paid to the Selling Shareholder on June 29, 2026 at the time of signing the Purchase Agreement, the $5 million cash consideration paid to the Selling Shareholder on August 31, 2026 at the Closing of the Pi Acquisition, and the $10 million paid to acquire an additional equity interest in Pi Securities Public Company Limited on August 31, 2026 from another shareholder are not reflected in the below table.

Investors should read this table in conjunction with the information incorporated by reference herein, including the 2025 Annual Report and the section entitled “Item 5. Operating and Financial Review and Prospects” (which includes management’s explanation of factors that have materially affected Webull’s financial condition and results of operation for the historical periods covered by the Webull consolidated financial statements incorporated by reference into this prospectus) and “Item 8. Financial Information” (to the extent applicable) in our 2025 Annual Report. Our historical results do not necessarily indicate our expected results for any future periods. For more information, including information more recent than our 2025 Annual Report and that may be incorporated by reference in this prospectus, also see “Where You Can Find More Information” and “Incorporation by Reference.”

As of December 31, 2025

Cash and cash equivalents
Cash and cash equivalents	$653,188,906

Indebtedness
Unsecured promissory notes	$65,000,000

Equity
Class A ordinary share capital	4,396
Class B ordinary share capital	839
Additional paid in capital	3,192,952,827
Accumulated deficit	(2,178,189,845)
Accumulated other comprehensive loss	1,524,496
Noncontrolling interest	187,234
Total equity	$1,016,479,947
Total capitalization	$1,081,479,947

DESCRIPTION OF SECURITIES AND ARTICLES OF ASSOCIATION

The following description of the material terms of the securities of Webull includes a summary of specified provisions of the Webull Articles. This description is qualified by reference to the Webull Articles filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part, and all capitalized terms used in this section are as defined in the Webull Articles, unless elsewhere defined herein.

Webull is a Cayman Islands exempted company with limited liability and its affairs are governed by the Webull Articles, the Cayman Companies Act, and the common law of the Cayman Islands.

The Webull Articles authorize the issuance of up to 4,000,000,000 Class A Ordinary Shares of par value of US$0.00001 each and 1,000,000,000 Class B Ordinary Shares of par value of US$0.00001 each. As of the date of this prospectus, Webull has 456,625,880 Webull Class A Ordinary Shares and 83,859,005 Webull Class B Ordinary Shares issued and outstanding. All Webull Ordinary Shares issued and outstanding are fully paid and non-assessable.

The Webull Articles

The following are summaries of material provisions of the Webull Articles and the Cayman Companies Act insofar as they relate to the material terms of the Webull Ordinary Shares.

Objects of the Company. Under the Webull Articles, the objects of the company are unrestricted and Webull has the full power and authority to carry out any object not prohibited by the Cayman Islands law.

Ordinary Shares. Webull’s ordinary shares are divided into Webull Class A Ordinary Shares and Webull Class B Ordinary Shares. Holders of Webull’s Class A Ordinary Shares and Webull Class B Ordinary Shares have the same rights except for voting and conversion rights. Webull’s Ordinary Shares are issued in registered form and are issued when registered in the books and records of Webull’s registrar and transfer agent, Continental Stock Transfer & Trust Company. Webull may not issue shares to bearer. Webull’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Webull Class B Ordinary Shares may be converted into the same number of Webull Class A Ordinary Shares by the holders thereof at any time, while Webull Class A Ordinary Shares cannot be converted into Webull Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Webull Class B Ordinary Shares by a holder thereof to any person other than holders of Webull Class B Ordinary Shares or their affiliates, or upon a change of ultimate beneficial ownership of any Webull Class B Ordinary Share to any person who is not an affiliate of the holder thereof, such Webull Class B Ordinary Shares shall be automatically and immediately converted into the same number of Webull Class A Ordinary Shares.

Dividends. The holders of Webull Ordinary Shares are entitled to such dividends as may be declared by Webull’s board of directors or declared by Webull’s shareholders by ordinary resolution (provided that no dividend may be declared by Webull’s shareholders which exceeds the amount recommended by the directors). The Webull Articles state that dividends may be declared and paid out of the funds of Webull lawfully available therefor. Under the laws of the Cayman Islands, the company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Webull Class A Ordinary Share and Webull Class B Ordinary Share shall, at all times, vote together as one class on all matters submitted to a vote by Webull’s shareholders at any general meeting of the company. Each Webull Class A Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the company, and each Webull Class B Ordinary Share shall be entitled to 20 votes on all matters subject to the vote at general meetings of the company. A resolution put to the vote of the meeting shall be decided on a poll and not on a show of hands. A poll may be demanded by the chairperson of such meeting or any one shareholder having the right to vote on the resolution present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the Webull Articles. A special resolution may also be passed by a unanimous written resolution signed by all the shareholders of the company and an ordinary resolution also includes a written resolution passed by the requisite majority in accordance with the Webull Articles, as permitted by the Cayman Companies Act and the Webull Articles. Webull’s shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, Webull is not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. The Webull Articles provide that it may (but is not obliged to) in each year hold a general meeting as Webull’s annual general meeting in which case Webull shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by the directors.

Shareholders’ general meetings may be convened by a majority of Webull’s board of directors. Advance notice of at least ten calendar days is required for the convening of Webull’s annual general shareholders’ meeting (if any) and any other general meeting of Webull’s shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in the company entitled to vote at general meeting.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Webull Articles provide that upon the written requisition of any one or more of Webull’s shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of the company that as at the date of the deposit carry the right to vote at general meetings of the company, Webull’s board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, the Webull Articles do not provide Webull’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in the Webull Articles as set out below, any of Webull’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by Webull’s board of directors.

The board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which Webull has a lien. The board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with Webull, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to Webull in respect thereof.

If the directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of Nasdaq, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On the winding up of the company, if the assets available for distribution amongst Webull’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst Webull’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the company for unpaid calls or otherwise. If Webull’s assets available for distribution are insufficient to repay all of the share capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by Webull’s shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any moneys unpaid on their shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Webull may issue shares on terms that such shares are subject to redemption, at Webull’s option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by either the board of directors or by Webull’s shareholders by special resolution. The company may also repurchase any of Webull’s shares on such terms and in such manner as have been approved by the board of directors or by an ordinary resolution of Webull’s shareholders. Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, the company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, Webull’s share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class of shares, may be varied (including where the rights are materially adversely varied) with the consent in writing of the holders holding not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. The Webull Articles authorize Webull’s board of directors to issue additional ordinary shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares, without the need for any approval or consent from Webull’s shareholders.

The Webull Articles also authorize Webull’s board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by Webull’s shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of Webull’s ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of Webull’s list of shareholders or Webull’s corporate records (save for Webull’s memorandum and articles of association, Webull’s register of mortgages and charges and any special resolutions of Webull’s shareholders). However, Webull will provide Webull’s shareholders with annual audited financial statements. We also may, but are not required to, furnish to the SEC, on Form 6-K, unaudited financial information after each of our first three fiscal quarters. The SEC maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Anti-Takeover Provisions. Some provisions of the Webull Articles may discourage, delay or prevent a change of control of the company or management that shareholders may consider favorable, including provisions that:

●	authorize Webull’s board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by Webull’s shareholders, provided that Webull has authorized but unissued preference shares; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the Webull Articles for a proper purpose and for what they believe in good faith to be in the best interests of the company.

Exempted Company. Webull is an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may have a capital divided into shares of no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Exclusive Forum. Unless Webull consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than Webull. However, the enforceability of similar federal court choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings in the United States, and it is possible that a court could find this type of provision to be inapplicable, unenforceable, or inconsistent with other documents that are relevant to the filing of such lawsuits. If this exclusive forum provision is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of articles of association shall not be affected and this exclusive forum provision shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to Webull’s intention. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accepting or consenting to this forum selection provision does not represent you are waiving compliance with federal securities laws and the rules and regulations thereunder.

Indemnification of Directors and Officers. The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default, willful neglect, fraud or against the consequences of committing a crime.

The Webull Articles provide that every director (including alternate director), secretary, or other officer for the time being and from time to time of Webull (but not including Webull’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default, willful neglect or fraud, in or about the conduct of Webull’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, without limitation to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Webull or its affairs in any court whether in the Cayman Islands or elsewhere.

Webull also entered into indemnification agreements with its directors and executive officers under the laws of the Cayman Islands, pursuant to which Webull agrees to indemnify each such person against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Webull. Webull’s obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions. The form of such indemnification agreement is filed as an exhibit of this registration statement.

In addition, Webull maintains standard policies of insurance under which coverage is provided to its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Webull has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Differences Between the Law of Different Jurisdictions

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by: (i) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (ii) a majority in number representing seventy-five percent (75%) in value of creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties. Under the Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and the Webull Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Webull Articles allow one or more of our shareholders holding in aggregate not less than one-third of voting power represented by the issued shares of the Company as at that date carries the right of voting at general meetings of the Company, on a one vote per share basis, to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, the Webull Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Webull Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Webull Articles, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Cayman Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Cayman Companies Act and the Webull Articles, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, under the Webull Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Webull Articles may only be amended with a special resolution of our shareholders.

Warrants

Webull Public Warrants

Upon the consummation of the transactions contemplated by that certain business combination agreement dated as of February 27, 2024, as amended on December 5, 2024 and March 31, 2025, by and among SKGR, Webull, Feather Sound I Inc., a Cayman Islands exempted company and a direct wholly-owned subsidiary of Webull (“Merger Sub I”), and Feather Sound II Inc., a Cayman Islands exempted company and a direct wholly-owned subsidiary of Webull (“Merger Sub II”) (the “Business Combination Agreement”), including the merger whereby Merger Sub I merged with and into SKGR, with SKGR being the surviving company as a wholly-owned subsidiary of Webull (the “First Merger”) and the merger whereby SKGR (as the surviving entity of the First Merger) merged with and into Merger Sub II, with Merger Sub II being the surviving company and remaining as a wholly-owned subsidiary of Webull, and the other transactions contemplated by the other transaction documents contemplated by the Business Combination Agreement (the “Business Combination”), each SKGR Public Warrant outstanding immediately prior to such Business Combination was assumed by Webull and converted into a Webull Public Warrant. As of the date of the closing of the Business Combination (the “Closing Date”), i.e. April 10, 2025, there were 17,271,990 Webull Warrants (including 6,792,000 Webull Private Warrants) issued and outstanding. As of the date of this prospectus, there remain 9,675,384 Webull Warrants issued and outstanding and no Webull Private Warrants remain issued and outstanding. Each Webull Public Warrant continues to have and be subject to substantially the same terms and conditions as were applicable to such SKGR Public Warrant immediately prior to the consummation of the Business Combination (including any redemption rights provisions). Each Webull Warrant entitles the holder thereof the right to acquire one Webull Class A Ordinary Share at an exercise price of $11.50 per share (subject to adjustments) from 30 days after the Closing Date and will expire on earliest to occur of: (x) at 5:00 p.m., New York City time on the date that is five years after the Closing Date, (y) the liquidation of Webull, and (z) at 5:00 p.m., New York City time on the Redemption Date (as defined in the Warrant Assignment Agreement).

Redemption of Webull Public Warrants

Not less than all of the outstanding Webull Public Warrants may be redeemed, at the option of Webull, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the Webull Public Warrants, at a redemption price of $0.01 per Webull Public Warrant; provided that (a) the last reported sales price of the Webull Class A Ordinary Shares for any 20 Trading Days (as defined in the Warrant Assignment Agreement) within the 30 Trading-Day period ending on the third Trading Day prior to the date on which notice of the redemption is given equals or exceeds $18.00 per Webull Class A Ordinary Share (subject to adjustment), and (b) there is an effective registration statement covering the issuance of the Webull Class A Ordinary Shares issuable upon exercise of the Webull Public Warrants, and a current prospectus relating thereto, available throughout the period of not less than 30 days prior to the redemption date or Webull has elected to require the exercise of the Webull Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement.

In the event that Webull elects to redeem the Webull Public Warrants, Webull shall fix a date for redemption (the “Webull Public Warrant Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by Webull not less than 30 days prior to the Webull Public Warrant Redemption Date to the registered holders of the Webull Public Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner provided in the Warrant Assignment Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

The Webull Public Warrants may be exercised for cash (or on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement, if applicable) at any time after the notice of redemption shall have been given by Webull and prior to the Webull Public Warrant Redemption Date. In the event that Webull determines to redeem the Webull Public Warrants or require all holders of Webull Public Warrants to exercise their Webull Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement, the notice of redemption shall contain instructions on how to calculate the number of Webull Class A Ordinary Shares to be received upon exercise of the Webull Public Warrants. On and after the Webull Public Warrant Redemption Date, the record holder of the Webull Public Warrants shall have no further rights except to receive, upon surrender of the Webull Public Warrants, the price per Webull Public Warrant at which any Webull Public Warrants are redeemed.

The foregoing summary of the terms of the Webull Warrants is only a summary and is qualified by reference to the Warrant Assignment Agreement, which is included as Exhibit 4.4 to the registration statement of which this prospectus forms a part. For more information on risks related to our warrants, also see “Risk Factors.”

Webull Incentive Warrants

Upon the consummation of the Business Combination, Webull issued 20,913,089 Webull Incentive Warrants to certain shareholders of Webull immediately prior to the consummation of the Business Combination and SKGR Shareholders who did not redeem their SKGR Class A Ordinary Shares in connection with the Business Combination. Each Webull Incentive Warrant entitled the holder thereof to purchase one Webull Class A Ordinary Share at an initial exercise price of $10.00 per share (subject to adjustment pursuant to the terms of the Incentive Warrant Agreement). On June 30, 2025, Webull redeemed all of the issued and outstanding Webull Incentive Warrants pursuant to the terms of the Incentive Warrant Agreement. Prior to the redemption, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant.

Listing

The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on Nasdaq under the symbols “BULL” and “BULLW,” respectively. On June 30, 2025, Webull redeemed all of the Incentive Warrants that initially started trading on Nasdaq under the symbol “BULLZ” on April 11, 2025. Following the redemption deadline, the Webull Incentive Warrants ceased trading on Nasdaq and no Webull Incentive Warrants are issued and outstanding.

TAXATION

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations of U.S. Holders’ ownership and disposition of Webull Class A Ordinary Shares. This discussion applies only to Webull Class A Ordinary Shares that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with ownership and disposition of the Webull Class A Ordinary Shares. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum tax or Medicare contribution tax and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Webull has not sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take or that a court will not sustain a contrary position to the tax considerations discussed below.

This discussion addresses only the tax considerations with respect to the ownership and disposition of Webull Class A Ordinary Shares and does not address the tax considerations with respect to Webull Class B Ordinary Shares, Webull Warrants or any other Webull Securities that are not Webull Class A Ordinary Shares. In addition, it does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances. In addition, it does not address considerations relevant to holders subject to special rules, including, without limitation:

●	persons that are not U.S. Holders;

●	Auxo and its direct and indirect owners, the Initial SKGR Shareholders, officers or directors of SKGR;

●	banks, insurance companies, and certain other financial institutions;

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers or traders in securities;

●	traders in securities that elect to mark to market;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding any Webull Class A Ordinary Shares, as the case may be, as part of a hedge, straddle, constructive sale or other risk reduction strategy, or as part of a conversion transaction or other integrated investment;

●	persons required to accelerate any item of gross income with respect to Webull Class A Ordinary Shares, as the case may be, as a result of such income being taken into account in an applicable financial statement;

●	persons that actually or constructively own 10% or more (by vote or value) of the outstanding Webull Ordinary Shares;

●	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	persons subject to the “base erosion and anti-abuse” tax;

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons who hold or received Webull Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding Webull Class B Ordinary Shares; and

●	pension plans and tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Webull Class A Ordinary Shares, the tax treatment of an owner of such entity or arrangement generally will depend on the status of the owner, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the owners in such entities or arrangements should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF ACQUIRING, HOLDING OR DISPOSING OF WEBULL CLASS A ORDINARY SHARES FOR ANY PARTICULAR HOLDER DEPENDS ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE AND WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO THEM, IN LIGHT OF THEIR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES AND THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF OWNING AND/OR DISPOSING OF WEBULL CLASS A ORDINARY SHARES.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Webull Class A Ordinary Shares, as the case may be, that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

Dividends and Other Distributions on Webull Class A Ordinary Shares

Distributions on Webull Class A Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Webull’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Webull’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Webull Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Webull Class A Ordinary Shares and will be treated as described below under the heading “— Sale, Exchange, Redemption or Other Taxable Disposition of Webull Class A Ordinary Shares.” Webull may not determine its earnings and profits on the basis of U.S. federal income tax principles, however, in which case any distribution paid by Webull will be treated as a dividend.

Dividends paid by Webull to corporate U.S. Holders generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends paid by Webull to non-corporate U.S. Holders may qualify for the lower applicable long-term capital gains rate only if Webull is a “qualified foreign corporation” and other requirements are met. A non-U.S. corporation, such as Webull, will be treated as a “qualified foreign corporation” (i) with respect to dividends paid by such non-U.S. corporation on shares that are readily tradable on an established securities market in the United States or (ii) if such non-U.S. corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program. However, a non-U.S. corporation will not be treated as a qualified foreign corporation if it is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year. The Webull Class A Ordinary Shares are expected to be listed on the Nasdaq, which is an established securities market for such purposes. There can be no assurance, however, that the Class A Ordinary Shares will be considered readily tradeable on an established securities market in later years.

Sale, Exchange, Redemption or Other Taxable Disposition of Webull Class A Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange, redemption or other taxable disposition of the Webull Class A Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized (i.e., sum of the amount of cash and the fair market value of any other property received in such sale, exchange, redemption or other taxable disposition) and (ii) the U.S. Holder’s adjusted tax basis in such Webull Class A Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Webull Class A Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Webull Class A Ordinary Shares could be materially different from that described above if Webull is treated as a PFIC.

A non-U.S. corporation will be classified as a PFIC if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the composition of the income, assets and operations of Webull and its subsidiaries for 2025, Webull believes it was not a PFIC for the taxable year ending December 31, 2025. However, whether Webull is treated as a PFIC for any taxable year is a factual determination that can only be made after the close of such taxable year, involves extensive factual investigation, including ascertaining the fair market value of all its assets on a quarterly basis and the character of each item of income that it earns, and, thus, is subject to significant uncertainty and change and no assurances may be made in this regard.

Changes in the composition of Webull’s income or assets may cause Webull to become a PFIC. The determination of whether Webull will be a PFIC for any taxable year may depend, in part, on the value of its goodwill and other intangible assets. The fair market value of those assets may be determined using one or more valuation methodologies, including by reference to our market capitalization, which has been volatile and may continue to be volatile; however, market capitalization may not always be an accurate indicator of fair market value, and we may use other valuation methods that we believe are more reasonable in the circumstances. The IRS may also challenge Webull’s classification or valuation of its goodwill and other intangible assets, which could result in Webull being treated as, or becoming, a PFIC for any past, current, or future taxable year.

It is not entirely clear how various aspects of the PFIC rules apply to the Webull Warrants or Webull Incentive Warrants. IRS Section 1298(a)(4) of the Code provides that, to the extent provided in the U.S. Treasury Regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final U.S. Treasury Regulations are currently in effect under IRC Section 1298(a)(4) of the Code. However, proposed U.S. Treasury Regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each U.S. Holder is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Webull Warrants or Webull Incentive Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the Webull Warrants or Webull Incentive Warrants.

Under the PFIC rules, if Webull were considered a PFIC at any time that a U.S. Holder owns Webull Class A Ordinary Shares, Webull would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Webull Class A Ordinary Shares at their fair market value on the last day of the last taxable year in which Webull is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Webull Class A Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Webull subsequently becomes a PFIC.

For each taxable year that Webull is treated as a PFIC with respect to a U.S. Holder’s Webull Class A Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Webull Class A Ordinary Shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF (as defined below) election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Webull Class A Ordinary Shares will be treated as excess distributions.

Under these excess distribution rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Webull Class A Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Webull’s first taxable year in which Webull is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for individual or corporate taxpayers, as applicable; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If Webull is a PFIC, a U.S. Holder of Webull Class A Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Webull Class A Ordinary Shares only if Webull provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury Regulations. Webull does not intend to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the Webull Class A Ordinary Shares in the event Webull is treated as a PFIC for any taxable year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

Alternatively, if Webull is a PFIC and Webull Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the application of the Excess Distribution Rules discussed above if such U.S. Holder makes a “mark-to-market” election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Webull Class A Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Webull Class A Ordinary Shares at the end of such year over its adjusted basis in its Webull Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Webull Class A Ordinary Shares over the fair market value of its Webull Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Webull Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Webull Class A Ordinary Shares will be treated as ordinary income. Under current law, a mark-to-market election may not be made with respect to Webull Warrants or Webull Incentive Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which Webull Class A Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Webull Class A Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Webull Class A Ordinary Shares under their particular circumstances.

If Webull is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Webull receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that Webull will have timely knowledge of the status of any lower-tier PFIC or provide information that may be required for a U.S. Holder to make or maintain a QEF election with respect to such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Webull Class A Ordinary Shares are urged to consult their own tax advisors concerning the application of the PFIC rules to Webull Class A Ordinary Shares under their particular circumstances.

Foreign Financial Asset Reporting

Certain U.S. Holders may be required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of a taxable year or $75,000 at any time during a taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds). Webull Class A Ordinary Shares are expected to constitute foreign financial assets subject to these requirements unless held in an account at certain financial institutions. U.S Holders should consult their own tax advisers regarding the application of these and other applicable reporting requirements.

Information Reporting and Backup Withholding

Information reporting requirements and backup withholding may apply to distributions on the Webull Class A Ordinary Shares, and the proceeds from the sale or other taxable disposition of the Webull Class A Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as certain corporations). Backup withholding at the current rate of 24% may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

The preceding discussion of certain material U.S. federal tax considerations is for general information purposes only. It is not tax advice to holders of Webull Class A Ordinary Shares. Each such holder should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of holding and disposing of Webull Class A Ordinary Shares, including the consequences of any proposed change in applicable law.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership, and disposition of Webull Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Webull Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of Webull Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Webull Ordinary Shares, nor will gains derived from the disposal of the Webull Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of Webull Securities or on an instrument of transfer in respect of a Webull Security.

The Tax Concessions Act

Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, Webull has applied and received an undertaking from the Governor in Cabinet:

(a)	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to Webull or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of Webull; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act.

These concessions shall be for a period of TWENTY years from 25 September 2025.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains, or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to Webull levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

SELLING SHAREHOLDER

This prospectus relates to the resale from time to time by the Selling Shareholder of up to (i) 7,091,780 Consideration Shares, (ii) 2,363,927 Escrow Shares, and (iii) 2,836,712 Adjustment Shares. The 2,836,712 Adjustment Shares covered by this prospectus were calculated by dividing the maximum $24,000,000 issuance and adjustment cap under the Purchase Agreement by the Conversion Price. The number of Adjustment Shares actually issuable will be determined, as applicable, by reference to the Conversion Price or the Reference Price, subject in each case that no more than 2,836,712 Adjustment Shares can be issued and any adjustment exceeding such issuance cap shall be satisfied by the Company in cash. Pursuant to the terms of the Purchase Agreement, the maximum number of Adjustment Shares may not be issued, and unsold Consideration Shares or Escrow Shares may have to be returned or forfeited by the Selling Shareholder to us for no consideration based on the Purchase Agreement’s transaction consideration adjustments and price protection provisions, which provide, among others, that (i) all transaction consideration adjustments are conclusively assessed during and after the Initial Disposal Period and in any case on the Final Settlement Date, and (ii) Webull may elect, based on its cash management considerations, in its sole discretion to satisfy certain post-Closing transaction consideration adjustments due to the Selling Shareholder in cash and not in shares.

The prospectus also covers any additional shares that may become issuable by reason of share splits, share dividends or similar transactions. As used in this prospectus, the term “Selling Shareholder” means Country Group Holdings Public Company Limited, a public limited company incorporated under the laws of Thailand, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Shareholder’s interest in the Webull Class A Ordinary Shares other than through a public sale.

We are registering the resale of the Webull Class A Ordinary Shares covered by this prospectus pursuant to a requirement under the Purchase Agreement. While we do not know when or in what amount the Selling Shareholder may sell its Webull Class A Ordinary Shares hereunder following the effective date of the registration statement of which this prospectus forms a part, the Purchase Agreement provides that any sales on a given day by the Selling Shareholder shall be in an amount not exceeding 20% of the total daily trading volume of our Webull Class A Ordinary Shares. Further, as described above, the maximum number of Adjustment Shares may not be issued, and unsold Consideration Shares or Escrow Shares may have to be returned or forfeited by the Selling Shareholder to us for no consideration based on the Purchase Agreement’s transaction consideration adjustments and price protection provisions as well as Webull’s election, in its full discretion based on its cash management considerations, to satisfy certain post-Closing transaction consideration adjustments due to the Selling Shareholder in cash and not in shares.

Despite a potential decline in the public trading price of our securities, the Selling Shareholder may still experience a positive rate of return on its securities and may have an incentive to sell due to the differences in the deemed price of the Webull Class A Ordinary Shares issued to the Selling Shareholder and the public trading price of our securities. Our other securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. For instance, based on the $9.48 closing price of the Webull Class A Ordinary Shares on August 31, 2026, upon the sale of the Webull Class A Ordinary Shares issued to the Selling Shareholder at the deemed Conversion Price, the Selling Shareholder may experience a potential profit of approximately $1.02 per Webull Class A Ordinary Share it holds.

Except as described herein, the Selling Shareholder may offer any, all or none of the securities described in the foregoing for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Shareholder to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Shareholder may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law, as described in more detail in the section entitled “Plan of Distribution” herein. We are also registering the resale of these securities by the Selling Shareholder, or its donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. Further, in connection with any sales of securities offered hereunder, any underwriters, agents, brokers or dealers participating in such sales may also be deemed to be “underwriters” within the meaning of the Securities Act.

We will not receive any proceeds from the sale of the securities by the Selling Shareholder.

The table below sets forth the name of the Selling Shareholder for which we are registering the resale of Webull Class A Ordinary Shares to the public and the aggregate amount of shares that the Selling Shareholder may offer pursuant to this prospectus.

The beneficial ownership over the Webull Class A Ordinary Shares held or to be issued to the Selling Shareholder is described in the table below. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Webull Class A Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The number of shares in the column entitled “Maximum Number of Webull Class A Ordinary Shares to be Offered” represents all of the Webull Class A Ordinary Shares being offered for resale by the Selling Shareholder under this prospectus, assuming the Selling Shareholder receives all of the Adjustment Shares covered by this prospectus and does not have to forfeit any of the Consideration Shares and Escrow Shares. We cannot advise you as to whether the Selling Shareholder will in fact sell any or all of such shares. In addition, the Selling Shareholder may sell, transfer or otherwise dispose of the shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling shareholder information for any additional selling shareholder will be set forth in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus forms a part. Any such prospectus supplement or post-effective amendment may add, update, substitute, or change the information contained in this prospectus, including the identity of any selling shareholder and the number of shares of the Company registered on its behalf. Except as described in this prospectus, a Selling Shareholder may sell all, some or none of such shares in this offering. See the section entitled “Plan of Distribution” for more information.

Within the past three years, affiliates of the Selling Shareholder have not held a position as an officer or a director of ours, nor has the Selling Shareholder or its affiliates had any material relationship of any kind with us or any of our affiliates, other than as described herein.

The percentage of Webull Class A Ordinary Shares beneficially owned by the Selling Shareholder prior to the offering shown in the table below is based on an aggregate of 456,625,880 Webull Class A Ordinary Shares issued and outstanding as of the date of this prospectus.

	Number of Webull Class A Ordinary Shares Beneficially Owned		Maximum Number of Webull Class A Ordinary Shares Being	Webull Class A Ordinary Shares Beneficially Owned After the Offered Webull Class A Ordinary Shares Are Sold
Name of Selling Shareholder	Number(1)	Percent	Offered	Number(2)	Percent
Country Group Holdings Public Company Limited (3)	12,292,419	2.7%	12,292,419	0	-

1

Represents 7,091,780 Consideration Shares, 2,363,927 Escrow Shares and 2,836,712 Adjustment Shares, assuming no clawback or forfeiture of any Consideration Shares or Escrow Shares and the issuance of all Adjustment Shares covered by this prospectus, in each case pursuant to the terms of the Purchase Agreement.

2	Assumes the resale of all Webull Class A Ordinary Shares being offered pursuant to this prospectus.

3	CGH is a public limited company incorporated under the laws of Thailand with its registered address at 130-132 Sindhorn Tower 2, 15th Floor, Wireless Road, Lumpini Sub district, Pathum Wan District Bangkok 10330, Thailand. CGH is governed by a board of directors composed of eight individuals and each director serving on the CGH board of directors shares equally in voting and control of CGH. Consistent with the so-called “rule of three,” each member of the CGH board of directors disclaims beneficial ownership of the Webull Class A Ordinary Shares held by CGH. On June 29, 2026, the CGH board of directors has delegated authority to take voting and investment decisions relating to the Webull Class A Ordinary Shares held by CGH to Mr. Tommy Taechaubol, a citizen of Thailand and the Chief Executive Officer of CGH. Accordingly, Mr. Taechaubol may be deemed to have beneficial ownership over the Webull Class A Ordinary Shares held by CGH. The delegation to Mr. Taechaubol by the CGH board of directors may be revoked at any time.

PLAN OF DISTRIBUTION

This prospectus relates to the resale from time to time by the Selling Shareholder of up to (i) 7,091,780 Consideration Shares issued to the Selling Shareholder at a deemed per share price equal to the Conversion Price, (ii) 2,363,927 Escrow Shares, and (iii) 2,836,712 Adjustment Shares. The 2,836,712 Adjustment Shares covered by this prospectus were calculated by dividing the maximum $24,000,000 issuance and adjustment cap under the Purchase Agreement by the Conversion Price. The number of Adjustment Shares actually issuable will be determined, as applicable, by reference to the Conversion Price or the Reference Price, subject in each case that no more than 2,836,712 Adjustment Shares can be issued and any adjustment exceeding such issuance cap shall be satisfied by the Company in cash. Pursuant to the terms of the Purchase Agreement, the maximum number of Adjustment Shares may not be issued, and unsold Consideration Shares or Escrow Shares may have to be returned or forfeited by the Selling Shareholder to us for no consideration based on the Purchase Agreement’s transaction consideration adjustments and price protection provisions, which provide, among others, that (i) all transaction consideration adjustments are conclusively assessed during and after the Initial Disposal Period and in any case on the Final Settlement Date, and (ii) Webull may elect, based on its cash management considerations, in its sole discretion to satisfy certain post-Closing transaction consideration adjustments due to the Selling Shareholder in cash and not in shares.

This prospectus also covers any additional shares that may become issuable by reason of share splits, share dividends or similar transactions. As used in this prospectus, the term “Selling Shareholder” means Country Group Holdings Public Company Limited, a public limited company incorporated under the laws of Thailand, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Shareholder’s interest in the Webull Class A Ordinary Shares other than through a public sale.

We are registering the resale of the Webull Class A Ordinary Shares covered by this prospectus pursuant to a requirement under the Purchase Agreement. While we do not know when or in what amount the Selling Shareholder may sell its Webull Class A Ordinary Shares hereunder following the effective date of the registration statement of which this prospectus forms a part, the Purchase Agreement provides that any sales on a given day by the Selling Shareholder shall be in an amount not exceeding 20% of the total daily trading volume of our Webull Class A Ordinary Shares. Further, as described above, the maximum number of Adjustment Shares may not be issued, and unsold Consideration Shares or Escrow Shares may have to be returned or forfeited by the Selling Shareholder to us for no consideration based on the Purchase Agreement’s transaction consideration adjustments and price protection provisions as well as Webull’s election, in its full discretion based on its cash management considerations, to satisfy certain post-Closing transaction consideration adjustments due to the Selling Shareholder in cash and not in shares. Except as described in the foregoing, sales of the securities offered hereby may be effected by the Selling Shareholder from time to time in one or more types of transactions (which may include block transactions) on Nasdaq (or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale) at prevailing market prices, as well as any of the following methods:

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share and/or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	through the distribution by any Selling Shareholder to its employees, partners (including limited partners), members or stockholders;

●	whereby broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	settlement of short sales entered into after the date of this prospectus;

●	through delayed delivery requirements;

●	by pledge to secured debts and other obligations;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Webull Class A Ordinary Shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the Selling Shareholder, unless otherwise specified herein, shall not be deemed to be underwriters solely as a result of their participation in this offering). Except as described herein, to our knowledge, the Selling Shareholder has not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

There can be no assurance that the Selling Shareholder will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that such a donee, pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a Selling Shareholder.

Upon our being notified by any Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholder. The Selling Shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Shareholder may solicit offers to purchase the securities directly from, and the Selling Shareholder may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The Selling Shareholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Shareholder pay for solicitation of these contracts. A Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Shareholder or borrowed from any Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In addition, any Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. In effecting sales, broker-dealers or agents engaged by the Selling Shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder in amounts to be negotiated immediately prior to the sale.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information. We may suspend the sale of securities by the Selling Shareholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

SECURITIES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of Webull Class A Ordinary Shares or exercises of Webull Warrants resulting in sales of Webull Class A Ordinary Shares in the public market could adversely affect market prices prevailing from time to time for such securities.

Rule 144

In general, a person who has beneficially owned our securities that are restricted shares for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, the sale and (ii) we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. If such person has beneficially owned such securities for at least one year, then the requirement in clause (ii) will not apply to the sale.

Persons who have beneficially owned our securities that are restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of our Webull Class A Ordinary Shares or Webull Public Warrant (as applicable) then outstanding; or

●	the average weekly trading volume of our Webull Class A Ordinary Shares or Webull Public Warrant (as applicable) on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale provided, in each case, that we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Equity Incentive Plans and Employee Share Purchase Plan

On August 27, 2025, we filed a registration statement on Form S-8 under the Securities Act to register 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to our 2021 global share incentive plan. The Webull Class A Ordinary Shares covered by such registration statement are eligible for sale in the public markets, subject to vesting restrictions and any applicable holdings periods, and Rule 144 limitations applicable to affiliates.

We have also adopted the 2026 global share incentive plan (together with the 2021 global share incentive plan, the “Global Plans”), under which a maximum of 20,000,000 Webull Ordinary Shares has been reserved for issuance.

We have also adopted a 2026 Employee Share Purchase Plan (the “ESPP”), under which a maximum of 5,000,000 Webull Class A Ordinary Shares has been reserved for issuance. On April 16, 2026, we filed a registration statement on Form S-8 under the Securities Act to register 5,000,000 Webull Class A Ordinary Shares reserved for issuance pursuant to our ESPP.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Expenses	Amount
U.S. Securities and Exchange Commission registration fee		$14,981.18
Transfer agent fee	$		*
Printing and engraving expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous costs	$		*
Total	$		*

*	Estimated solely for purposes of this section. Actual expenses may vary. Some of these fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Shareholder will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

LEGAL MATTERS

The validity of the Webull Class A Ordinary Shares offered in this prospectus shall be passed on by Ogier, as our counsel with respect to certain legal matters as to Cayman Islands law.

EXPERTS

The consolidated financial statements of Webull Corporation as of December 31, 2025 and 2024 and for each of the years in the three year period ended December 31, 2025 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Webull is incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between Webull, its officers, directors and shareholders, be arbitrated.

Certain of Webull’s directors and executive officers reside outside the United States, and most of the assets of its non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States against Webull or those non-U.S. resident persons based on the civil liabilities or judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Webull has been informed by Ogier, its counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against Webull or its directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against Webull or its directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Webull has also been advised by Ogier that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. For more information, also see “Summary — Foreign Private Issuer” above.

We maintain a corporate website at www.webullcorp.com. Our telephone number is +1 (917) 725-2448. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus, any prospectus supplement or the registration statement of which it forms a part.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC. Such documents do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above or below. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each summary or statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual complete document.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●	our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 9, 2026;

●	our current report on Form 6-K furnished to the SEC on April 21, 2026, May 21, 2026, and August 19, 2026; and

●	the description of our securities contained in Exhibit 2.6 to the Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 9, 2026.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not filed with the SEC). Therefore, all Annual Reports on Form 20-F that we file with the SEC following the Annual Report for the year ended December 31, 2025 and prior to the completion or termination of this offering, shall be incorporated by reference. In addition, any other reports on Form 6-K that we furnish subsequently to the date hereof to the SEC pursuant to the Exchange Act and prior to the termination of an offering made pursuant to this prospectus will also be incorporated by reference into this prospectus and deemed to be part of this registration statement from the date of the filing of such documents if such filings state that they are incorporated by reference into this prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Webull Corporation

200 Carillon Parkway

St. Petersburg, Florida 33716

+1 (917) 725-2448

Attention: Benjamin James, General Counsel

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find Additional Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default, willful neglect, fraud or against the consequences of committing a crime.

The Webull Articles provide that every director (including alternate director), secretary, or other officer for the time being and from time to time of Webull (but not including Webull’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default, willful neglect or fraud, in or about the conduct of Webull’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, without limitation to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Webull or its affairs in any court whether in the Cayman Islands or elsewhere.

Webull entered into indemnification agreements with its directors and executive officers under the laws of the Cayman Islands, pursuant to which Webull agrees to indemnify each such person against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Webull. Webull’s obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions. The form of such indemnification agreement is filed as an exhibit of this registration statement.

In addition, the Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Webull has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits.

(a) The following documents are filed or furnished, as applicable, as part of this registration statement

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith
3.1	Fifth Amended and Restated Memorandum and Articles of Association of Webull Corporation	6-K	001-42597	April 14, 2025	1.1
4.1	Specimen Class A Ordinary Share Certificate of Webull Corporation	F-4	333-283635	March 4, 2025	4.1
4.2	Specimen Webull Warrant Certificate of Webull Corporation	F-4	333-283635	March 4, 2025	4.2
4.4	Warrant Assignment Agreement, dated as of April 10, 2025, by and among SKGR, Webull and Continental Stock Transfer & Trust Company	6-K	001-42597	April 14, 2025	2.1
4.6	Description of Securities	20-F	001-42597	April 9, 2026	2.6
5.1	Opinion of Ogier, Cayman Islands Counsel to the Registrant					x
10.1	Form of Indemnification Agreement between Webull Corporation and each executive officer of Webull Corporation	F-4	333-283635	March 4, 2025	10.2
21.1	List of Significant Subsidiaries	20-F	001-42597	April 9, 2026	8.1
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Webull Corporation					x
23.2	Consent of Ogier (included in Exhibit 5.1)					x
24.1	Power of Attorney (included on the signature page of this Registration Statement)					x
107	Filing Fee Table					x

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)	if the registrant is relying on Rule 430B;

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Petersburg, Florida, on September 1, 2026.

WEBULL CORPORATION

By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anquan Wang, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anquan Wang	Chairman and Chief Executive Officer	September 1, 2026
Anquan Wang	(Principal Executive Officer)

/s/ Anthony Denier	Director and President	September 1, 2026
Anthony Denier

/s/ H. C. Wang	Director and Chief Financial Officer	September 1, 2026
H. C. Wang	(Principal Financial and Accounting Officer)

/s/ Benjamin James	Director and General Counsel	September 1, 2026
Benjamin James

/s/ William Houlihan	Director	September 1, 2026
William Houlihan

/s/ Walter Bishop	Director	September 1, 2026
Walter Bishop

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Webull Corporation, has signed this registration statement or amendment thereto on September 1, 2026.

Authorized U.S. Representative

Webull Holdings (US) Inc.

By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Director